UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

WisdomTree, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

250 West 34th Street
3rd Floor
New York, NY 10119
(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 30, 2026, WisdomTree, Inc. (the “Company”) issued $603.75 million in aggregate principal amount of 4.50% Convertible Senior Notes due 2031 (the “Notes”) pursuant to an Indenture (the “Indenture”), dated March 30, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), in a private offering to qualified institutional buyers (the “Notes Offering”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Notes to several investment banks (the “Initial Purchasers”) pursuant to the Purchase Agreement (the “Purchase Agreement”), dated March 23, 2026, by and between the Company and Oppenheimer & Co. Inc., as representative of the Initial Purchasers named therein, resulted in approximately $591.2 million in net proceeds to the Company. The Notes issued on March 30, 2026 include $78.75 million in principal amount of Notes issued pursuant to the full exercise by the Initial Purchasers of their option to purchase additional Notes.

The Notes are the Company’s senior unsecured obligations and rank equal in right of payment to the Company’s 3.25% convertible senior notes due 2026, the Company’s 3.25% convertible senior notes due 2029 and the Company’s 4.625% convertible senior notes due 2030. The Notes bear interest at a rate of 4.50% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2026. The Notes will mature on October 1, 2031, unless earlier converted, repurchased or redeemed. Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted. At its election, the Company will also settle its conversion obligation in excess of the aggregate principal amount of the Notes being converted in either cash, shares of its common stock or a combination of cash and shares of its common stock.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding July 1, 2031 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2026 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; (3) upon the occurrence of a notice of redemption delivered by the Company in accordance with the terms of the Indenture but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events. On or after July 1, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.

The Notes will be convertible at an initial conversion rate of 46.3306 shares of the Company’s common stock, per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $21.58 per share), subject to adjustment. In certain circumstances, conversions in connection with a “make-whole fundamental change” (as defined in the Indenture) or conversions of Notes called (or deemed called) for redemption may result in an increase to the conversion rate, provided that the conversion rate will not exceed 74.1282 shares of the Company’s common stock per $1,000 principal amount of Notes, subject to adjustment.

The Company may not redeem the Notes prior to April 6, 2028. The Company may redeem for cash all or any portion of the Notes, at its option, on or after April 6, 2028 and on or prior to the 45th scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes plus accrued special interest, if any, to be immediately due and payable.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of March 30, 2026, by and between WisdomTree, Inc. and U.S. Bank Trust Company, National Association, as Trustee.

4.2	Form of Global Note, representing WisdomTree, Inc.’s 4.50% Convertible Senior Notes due 2031 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree, Inc.

Date: March 30, 2026	By:	/s/ Bryan Edmiston
Bryan Edmiston
Chief Financial Officer